News Release




For Immediate Release


Contacts:
K. C. Trowell                         G. Thomas Frankland
Chairman & Chief Executive Officer    Executive Vice President & Chief Financial
CNB Florida Bancshares, Inc.          Officer
                                      904/265-0261



     CNB Florida Bancshares Reports 2003 Fourth Quarter and Full Year Results

     Jacksonville, Florida (January 28, 2004) - CNB Florida Bancshares, Inc. (NASDAQ: CNBB) today reported fourth quarter 2003 net income of $1,871,000, or $0.29 per diluted share, compared to $1,579,000, or $0.25 per diluted share, for the comparable 2002 quarter. For the year ended December 31, 2003, net income increased 22% to $6,577,000, or $1.03 per diluted share, from $5,384,000, or $0.87 per diluted share, for 2002. Total assets increased to $819.9 million at December 31, 2003 compared to $730.7 million at December 31, 2002, an increase of 12%.

     Total outstanding loans and deposits rose 13% and 12% to $681.8 million and $723.7 million, respectively, at December 31, 2003 from $605.8 million and $648.6 million, respectively, at December 31, 2002. The Company's loan to deposit ratio at December 31, 2003 was 94% compared to 93% at the end of 2002. Loan and investment securities growth were the primary contributors to the 12% increase in net interest income to $7,548,000 for the 2003 quarter compared to $6,727,000 for the 2002 quarter. Interest income increased 4% while interest expense decreased 11% for the 2003 fourth quarter over comparable 2002 amounts. The decreased interest expense reflects a decline in funding costs on the Company's interest bearing deposit portfolio. For the year ended December 31, 2003, net interest income was $27,998,000, a 9% increase over 2002. Net interest yield was 3.91% in the fourth quarter 2003 compared to 4.06% in the fourth quarter 2002, and 3.80% for the year ended December 31, 2003 compared to 4.24% for 2002. The Company believes that its efforts to reduce the impact of margin compression from the current interest rate environment have been successful. While the Company continues to maintain an asset sensitive position with respect to asset and liability management, it is anticipated that market interest rates will remain at current low levels well into 2004.

     Non-interest income decreased 31% to $1,282,000 for the 2003 fourth quarter from $1,848,000 for the comparable 2002 quarter. The decrease was primarily attributed to a $403,000 decrease in secondary marketing mortgage sale income and a $191,000 decrease in securities gains. For the year ended December 31, 2003, non-interest income was $6,219,000, compared to $6,304,000 in 2002, a 1%
decrease.

     The provision for loan losses was $450,000 for the 2003 quarter, a 40% decrease from the comparable 2002 quarter, reflecting a lower level of non-performing loans partially offset by the impact of continued loan growth. The provision for loan losses decreased $275,000 to $2,100,000 for the year ended December 31, 2003 over the comparable period in 2002. Non-performing assets were $3.8 million at December 31, 2003 compared to $8.1 million at December 31, 2002. The allowance for loan losses was 1.08% of total loans at December 31, 2003, compared to 1.09% at December 31, 2002.

     Non-interest expense increased 1% to $5,393,000 in the 2003 fourth quarter compared to $5,338,000 for the 2002 fourth quarter. The increase is attributable to an increase in personnel, and other expense, offset by a decline in occupancy and equipment cost. As a percentage of average assets, annualized non-interest expense decreased to 2.62% in the fourth quarter of 2003 from 2.96% in the comparable 2002 quarter. For the year ended December 31, 2003, non-interest expense increased 3% over the prior year amount to $21,707,000.

     During the fourth quarter 2003, the Company opened its second Baker County branch, and sixteenth overall, in Glen St. Mary.

     "The Company turned in a solid performance during the past year as we continued executing our growth and profitability strategy," stated K.C. Trowell, Chairman and Chief Executive Officer. "We continued to see strong loan and deposit growth along with stabilization in the net interest yield. In addition, during the quarter we were able to further reduce non-performing assets with minimal principal loss. Plans for 2004 include continued loan and deposit growth, primarily in our expansion markets of Jacksonville and Gainesville," added Trowell.

     As previously announced, the Company entered into a definitive agreement to be acquired by The South Financial Group in an all-stock transaction. Under terms of the agreement, the Company's shareholders will receive 0.84 shares of The South Financial Group common stock for each CNB Florida Bancshares, Inc. share. In addition, outstanding options to purchase the Company' stock will be converted into options to acquire The South Financial Group's common stock at the 0.84 exchange ratio. The transaction is expected to close in July 2004 and is subject to regulatory and Company shareholder approval. The Company's subsidiary, CNB National Bank, will merge into The South Financial Group's Florida banking subsidiary, Mercantile Bank.

                                     * * * *

     CNB Florida Bancshares, Inc., a registered bank holding company, is the parent of CNB National Bank, the largest community bank headquartered in Northeast Florida. CNB National Bank commenced operations in 1986 with one Lake City location and today has sixteen offices in eight counties (Alachua, Baker, Bradford, Columbia, Duval, St. Johns, Suwannee and Union).

     The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date hereof. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                          CNB Florida Bancshares, Inc.
                  Consolidated Statement of Financial Condition
                                   (Unaudited)

                                                                      December 31,             December 31,
                                                                         2003                     2002
                                                                      ----------               -----------
                                                                                 (in thousands)
ASSETS
  Cash and due from banks                                             $  17,158                $  15,986
  Interest bearing deposits                                                 909                   12,215
  Federal funds sold                                                                               5,400
  Securities available for sale                                          58,831                   49,682
  Securities held to maturity                                            29,536

  Loans                                                                 681,750                  605,785
  Less:  Allowance for loan losses                                       (7,329)                  (6,574)
                                                                      ---------                ---------
  Net loans                                                             674,421                  599,211
  Loans held for sale                                                     1,063                   10,893
  Premises and equipment, net                                            25,150                   25,086
  Intangible assets                                                       5,345                    6,056
  Other assets                                                            7,522                    6,145
                                                                      ---------                ---------

     Total assets                                                     $ 819,935                $ 730,674
                                                                      =========                =========

LIABILITIES
  Non-interest bearing deposits                                       $  94,995                $  80,065
  Savings, time and demand deposits                                     467,992                  408,955
  Time deposits, $100,000 and over                                      160,699                  159,616
                                                                      ---------                ---------
     Total deposits                                                     723,686                  648,636

  Securities sold under repurchase agreements
    and federal funds purchased                                          22,550                   14,446
  Other borrowings                                                       11,500                   11,000
  Other liabilities                                                       5,812                    5,671
                                                                      ---------                ---------
     Total liabilities                                                  763,548                  679,753

SHAREHOLDERS' EQUITY
  Common stock, $.01 par value
     10,000,000 shares authorized; 6,256,662 and
      6,125,500 shares issued and outstanding                                63                       61
  Additional paid-in capital                                             32,288                   30,840
  Retained earnings                                                      24,688                   19,912
  Accumulated other comprehensive (loss) income                            (652)                     108
                                                                      ---------                ---------
     Total shareholders' equity                                          56,387                   50,921
                                                                      ---------                ---------

     Total liabilities and shareholders' equity                       $ 819,935                $ 730,674
                                                                      =========                =========

                          CNB Florida Bancshares, Inc.
                        Consolidated Statement of Income
                                   (Unaudited)

                                                                              Year ended December 31,
                                                                           2003                     2002
                                                                        ----------               ---------
                                                                                  (in thousands)
INTEREST INCOME
  Interest and fees on loans                                            $   40,504               $   39,275
  Interest on investment securities                                          2,616                    1,990
  Interest on federal funds sold and
    interest bearing deposits                                                  410                      133
                                                                        ----------               ----------

     Total interest income                                                  43,530                   41,398
                                                                        ----------               ----------

INTEREST EXPENSE
  Interest on deposits                                                      14,731                   14,800
  Interest on repurchase agreements and federal
    funds purchased                                                            114                      191
  Interest on other borrowings                                                 687                      655
                                                                        ----------               ----------

     Total interest expense                                                 15,532                   15,646
                                                                        ----------               ----------

NET INTEREST INCOME                                                         27,998                   25,752
  Provision for loan losses                                                  2,100                    2,375
                                                                        ----------               ----------
NET INTEREST INCOME AFTER LOAN
  LOSS PROVISION                                                            25,898                   23,377

NON-INTEREST INCOME
  Service charges                                                            3,594                    3,273
  Secondary market mortgage sales                                            1,348                    2,123
  Other fees and charges                                                       871                      713
  Securities gains                                                             406                      195
                                                                        ----------               ----------
     Total non-interest income                                               6,219                    6,304
                                                                        ----------               ----------

NON-INTEREST EXPENSE
  Salaries and employee benefits                                            11,079                   11,095
  Occupancy and equipment expense                                            3,603                    3,427
  Other operating expense                                                    7,025                    6,634
                                                                        ----------               ----------

     Total non-interest expense                                             21,707                   21,156
                                                                        ----------               ----------

Income before income tax                                                    10,410                    8,525
Provision for income tax                                                     3,833                    3,141
                                                                        ----------               ----------

NET INCOME                                                              $    6,577               $    5,384
                                                                        ==========               ==========

EARNINGS PER SHARE:
     Basic                                                              $     1.06               $     0.88
                                                                        ==========               ==========
     Diluted                                                            $     1.03               $     0.87
                                                                        ==========               ==========

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
     Basic                                                               6,199,416                6,104,050
                                                                        ==========               ==========

     Diluted                                                             6,398,930                6,215,775
                                                                        ==========               ==========

                          CNB Florida Bancshares, Inc.
                        Consolidated Statement of Income
                                   (Unaudited)

                                                                          Three months ended December 31,
                                                                           2003                     2002
                                                                        ----------               ---------
                                                                                     (in thousands)
INTEREST INCOME
  Interest and fees on loans                                            $   10,253               $   10,256
  Interest on investment securities                                            928                      496
  Interest on federal funds sold and
    interest bearing deposits                                                   18                       64
                                                                        ----------               ----------

     Total interest income                                                  11,199                   10,816
                                                                        ----------               ----------

INTEREST EXPENSE
  Interest on deposits                                                       3,441                    3,890
  Interest on repurchase agreements and federal
    funds purchased                                                             35                       33
  Interest on other borrowings                                                 175                      166
                                                                        ----------               ----------

     Total interest expense                                                  3,651                    4,089
                                                                        ----------               ----------

NET INTEREST INCOME                                                          7,548                    6,727
  Provision for loan losses                                                    450                      750
                                                                        ----------               ----------
NET INTEREST INCOME AFTER LOAN
  LOSS PROVISION                                                             7,098                    5,977

NON-INTEREST INCOME
  Service charges                                                              937                      888
  Secondary market mortgage sales                                              158                      561
  Other fees and charges                                                       187                      208
  Securities gains                                                                                      191
                                                                        ----------               ----------
     Total non-interest income                                               1,282                    1,848

NON-INTEREST EXPENSE
  Salaries and employee benefits                                             2,777                    2,741
  Occupancy and equipment expense                                              876                      889
  Other operating expense                                                    1,740                    1,708
                                                                        ----------               ----------

     Total non-interest expense                                              5,393                    5,338
                                                                        ----------               ----------

Income before income tax                                                     2,987                    2,487
Provision for income tax                                                     1,116                      908
                                                                        ----------               ----------
NET INCOME                                                              $    1,871               $    1,579
                                                                        ==========               ==========

EARNINGS PER SHARE:
     Basic                                                              $     0.30               $     0.26
                                                                        ==========               ==========

     Diluted                                                            $     0.29               $     0.25
                                                                        ==========               ==========

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
     Basic                                                               6,242,304                6,114,976
                                                                        ==========               ==========

     Diluted                                                             6,466,707                6,278,728
                                                                        ==========               ==========

                          CNB Florida Bancshares, Inc.
                        Supplemental Financial Highlights
                                   (Unaudited)

                                                                             For the Three Months Ended
                                                 December 31,      September 30,      June 30,     March 31,       December 31,
(dollars in thousands)                              2003               2003            2003          2003            2002
                                                    ----               ----             ----          ----             ----

Return on average assets                            0.91%              0.87%           0.86%         0.70%           0.88%
Return on average
   shareholders' equity                            13.33%             12.79%          12.59%        10.22%          12.42%
Net interest yield                                  3.91%              3.79%           3.76%         3.79%           4.06%
Non-interest income to
   average assets                                   0.62%              0.72%           0.96%         0.87%           1.03%
Non-interest expense to
   average assets                                   2.62%              2.73%           2.77%         2.92%           2.96%
Efficiency ratio                                    61.1%              63.9%           62.2%         66.8%           62.3%
Basic earnings per share                          $ 0.30             $ 0.28          $ 0.27        $ 0.21          $ 0.26
Diluted earnings per share                        $ 0.29             $ 0.27          $ 0.26        $ 0.21          $ 0.25
Non-performing assets                             $3,812             $4,272          $6,639        $7,492          $8,074

                                                                          For the Three Months Ended
                                            December 31,       September 30,       June 30,     March 31,      December 31,
Average Loans                                   2003                2003             2003          2003            2002
                                                ----                ----             ----          ----            ----

Commercial                                      $113,969           $106,631        $103,987      $104,788        $108,101
Commercial real estate                           204,876            181,949         176,711       167,287         155,109
Commercial secured by real estate                159,335            160,692         159,337       159,344         154,001
Mortgages (including home equity)                153,202            146,921         140,838       135,763         134,742
Consumer                                          32,075             31,726          31,593        31,565          34,573
Credit card                                            0              1,036           1,070         1,113           1,083
Tax free loans                                     6,017              6,215           6,045         4,182           4,372
                                                --------           --------        --------      --------        --------
Total loans                                     $669,474           $635,170        $619,581      $604,042        $591,981
                                                ========           ========        ========      ========        ========

                                                                          For the Three Months Ended
                                            December 31,       September 30,       June 30,     March 31,      December 31,
Average Deposits                                2003                2003             2003          2003            2002
                                                ----                ----             ----          ----            ----


Demand deposits                                 $ 97,982           $ 94,566        $ 92,525      $ 85,721        $ 85,651
NOW and money markets                            264,735            247,017         231,501       222,862         207,773
Savings                                           25,282             24,926          24,005        23,244          22,241
Time deposits                                    340,734            346,420         347,706       346,895         322,461
                                                 -------           --------        --------      --------        --------
Total deposits                                  $728,733           $712,929        $695,737      $678,722        $638,126
                                                ========           ========        =========     ========        ========